    Exhibit 5.1

Office of General Counsel
PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413-4991

August 22, 2024

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413

Re:	PAR Technology Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

I am Chief Legal Officer and Secretary of PAR Technology Corporation, a Delaware corporation (the “Company”). I am providing the opinion set forth below in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the subsequent offer and sale of 1,900,000 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), that may be issued pursuant to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan, as amended (the “2015 Plan”).

In connection with the below opinion, I have examined the Registration Statement, the 2015 Plan, amendments to the 2015 Plan and the originals, or photostatic or certified copies, of instruments, documents, certifications, and records as I have deemed relevant and necessary or appropriate to provide the opinion set forth below. In providing the opinion, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

Based upon and subject to the foregoing, I am of the opinion that, following the effectiveness of the Registration Statement under the Securities Act, the shares of Common Stock issuable under the 2015 Plan, when issued and sold in accordance with the respective provisions thereof, will be validly issued, fully paid and nonassessable.

The opinion does not relate to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). The opinion is limited to the effect of the current state of the law of the DGCL and the facts as they currently exist. I assume no obligation to supplement the opinion in the event of future changes in such law or the interpretations thereof or such facts.

I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Cathy A. King Cathy A. King Chief Legal Officer and Secretary

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